UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES AND EXCHANGE ACT OF 1934

Date of report:  January 30, 2008

(Date of earliest event reported)

AFFYMETRIX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-28218	77-0319159
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3420 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (408) 731-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On January 30, 2008, Affymetrix, Inc. (the “Company”) completed the acquisition (the “Transaction”) of USB Corporation (“USB”), a company that develops, manufactures and markets an extensive line of molecular biology and biochemical reagent products.  The Transaction was completed pursuant to an Agreement and Plan of Merger (the “Merger Agreement”), dated December 15, 2007, between the Company, USB, the shareholders of USB, and Yew Acquisition, Inc., a wholly-owned subsidiary of the Company.  The Transaction was previously announced by the Company in its Current Report on Form 8-K dated December 15, 2007.

The purchase price for the Transaction was approximately $75,000,000 in cash.  A portion of the purchase price was placed in escrow and will be paid to the Company or USB shareholders based on USB’s revenues in 2008 and/or claims for indemnification during the escrow period.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AFFYMETRIX, INC.

Dated: February 5, 2008	By:	/s/ Barbara A. Caulfield
Barbara A. Caulfield
Executive Vice President and General
Counsel